UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2024
VISTA CREDIT STRATEGIC LENDING CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-56562 (Commission File Number)	88-1906598 (IRS Employer Identification No.)
50 Hudson Yards, Floor 77, New York, New York, 10001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 804-9100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On May 28, 2024, the Board of Directors of Vista Credit Strategic Lending Corp., a Maryland corporation (the “Company”), declared a distribution of $0.150 per share of common stock, payable on June 5, 2024 to stockholders of record on May 29, 2024. The distribution is for the earnings periods of April and May 2024. The distribution will be paid in cash or reinvested in shares of common stock of the Company for stockholders participating in the Company's distribution reinvestment plan.

Beginning in June 2024, the Company plans to declare monthly distributions with monthly record dates and monthly payment dates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune

	Name:	Ross Teune

	Title:	Chief Financial Officer and Treasurer

Date:	May 30, 2024